UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

UnionBanCal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15081	94-1234979
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 California Street

San Francisco, CA  94104-1302

(Address of principal executive offices) (Zip Code)

Tel. (415) 765-2969

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2014, Union Bank, N.A. (the “Bank”), the wholly-owned bank subsidiary of UnionBanCal Corporation, issued $250,000,000 in aggregate principal amount of Floating Rate Senior Bank Notes due 2017 (the “2017 Floating Rate Notes”) and $500,000,000 in aggregate principal amount of 2.25% Senior Bank Notes due 2019 (the “2019 Fixed Rate Notes and, together with the 2017 Floating Rate Notes, the “Senior Notes”). The 2017 Floating Rate Notes were issued to purchasers at a price of 100% of their principal amount, resulting in net proceeds to the Bank (before expenses but after underwriting discount) of $249,375,000. The 2019 Fixed Rate Notes were issued to purchasers at a price of 99.774% of their principal amount, resulting in net proceeds to the Bank (before expenses but after underwriting discount) of $497,120,000.

The 2017 Floating Rate Notes will bear interest at a rate equal to three-month U.S. Dollar LIBOR plus 0.40% and will mature on May 5, 2017. The 2019 Fixed Rate Notes will bear interest at a rate of 2.25% per annum and will mature on May 6, 2019. Interest payments are due on the 2017 Floating Rate Notes on February 5, May 5, August 5 and November 5 of each year, commencing on August 5, 2014. Interest payments are due on the 2019 Fixed Rate Notes on May 6 and November 6 of each year, commencing on November 6, 2014.

The Bank may redeem any of the 2017 Floating Rate Notes, in whole or in part, on May 5, 2016 at a redemption price equal to 100% of the principal amount being redeemed plus interest accrued to, but excluding, the date of redemption upon not less than 30 nor more than 60 days’ notice provided by the Bank to holders of the 2017 Floating Rate Notes. The Bank may redeem any of the 2019 Fixed Rate Notes, in whole or in part, on or after April 6, 2019 at a redemption price equal to 100% of the principal amount being redeemed plus interest accrued to, but excluding, the date of redemption upon not less than 30 nor more than 60 days’ notice provided by the Bank to holders of the 2019 Fixed Rate Notes. None of the Senior Notes are subject to repayment at the option of the holders prior to maturity.

The net proceeds from the sale of the Senior Notes will be used by the Bank for general corporate purposes in the ordinary course of its banking business.

The Senior Notes were issued as part of the Bank’s $8 billion bank note program under which the Bank may issue, from time to time, senior unsecured debt obligations with maturities of more than one year from their respective dates of issue and subordinated debt obligations with maturities of five years or more from their respective dates of issue. After issuing the Senior Notes, there is $1.9 billion available for issuance under the program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 12, 2014

UNIONBANCAL CORPORATION

By:	/s/ John F. Woods
JOHN F. WOODS
Vice Chairman and Chief Financial Officer
(Duly Authorized Officer)

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